UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND V, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-19141	59-2922869
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In December 2003, the Financial Accounting Standards Board issued a revision to FASB Interpretation No. 46 (originally issued in January 2003) (“FIN 46R”), “Consolidation of Variable Interest Entities” requiring existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries. The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of a previously unconsolidated joint venture, RTO Joint Venture, which had been accounted for under the equity method.

In compliance with FIN 46R, the Partnership has accounted for its interest in RTO Joint Venture using the consolidation method for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

This form 8-K is being filed to reflect the retroactive application of FIN 46R.

The consolidation of variable interest entities by their primary beneficiaries as required by FIN 46R, is required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8, 15(a)(1), and 15(a)(2) (Schedule III and Notes to Schedule III only) of the Partnership’s Form 10-K for the year ended December 31, 2003 to account for the Partnership’s interest in RTO Joint Venture using the consolidation method, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number
Selected Financial Data	3

Management’s Discussion and Analysis of Financial Condition and Results of Operation	4 - 10

Financial Statements and Financial Statement Schedules	10-34

Signatures	35

Item 6.	Selected Financial Data

	2003	2002	2001	2000	1999
Year ended December 31:
Continuing Operations (4):
Revenues	$1,174,461	$1,186,202	$1,412,137	$1,459,250	$1,517,391
Equity in earnings of unconsolidated joint ventures	110,845	112,538	72,004	65,002	251,761
Income from continuing operations (1)	793,468	1,394,238	949,278	811,968	1,274,973
Discontinued Operations (4):
Revenues	25,902	70,832	158,845	184,187	187,258
Income (loss) from and gain on disposal of discontinued operations (3)	(2,020)	228,213	(3,305)	157,602	160,673
Net income	791,448	1,622,451	945,973	969,570	1,435,646
Income (loss) per Unit:
Continuing operations	$15.87	$27.88	$18.99	$16.24	$25.50
Discontinued operations	(0.04)	4.57	(0.07)	3.15	3.21

	$15.83	$32.45	$18.92	$19.39	$28.71

Cash distributions declared (2)	1,195,945	$3,577,572	$3,471,032	$2,375,000	$2,000,000
Cash distributions declared per unit (2)	23.92	71.55	69.42	47.50	40.00
At December 31:
Total assets	$10,604,880	$11,065,410	$12,994,328	$15,551,967	$17,375,464
Total partners’ capital	9,372,641	9,777,138	11,732,259	14,257,318	15,662,748

(1)	Income from continuing operations for the years ended December 31, 2002, 2001, 2000, and 1999 includes $571,759, $171,130, $15,088, and $396,066, respectively, from gains on sale of assets. For the years ended December 31, 2003, 2001, 2000, and 1999 income from continuing operations includes $72,734, $156,643, $142,373, and $308,310 for provisions for write-down of assets. For the year ended December 31, 2000 income from continuing operations includes $9,763 from gain on dissolution of consolidated joint venture.

(2)	Distributions for the years ended December 31, 2002, 2001 and 2000 included special distributions to the Limited Partners of $2,150,000, $1,750,000 and $500,000, respectively.

(3)	Income from discontinued operations for the year ended December 31, 2002 includes $193,496 in gains from sales of assets. Loss from discontinued operations for the years ended December 31, 2003 and 2001 includes a provision for write-down of assets of $5,127 and $134,726, respectively.

(4)	Certain items in the prior years’ financial data have been reclassified to conform to 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002 or were classified as held for sale as of December 31, 2003 are reported as discontinued operations for all periods presented.

The above selected financial data should be read in conjunction with the financial statements and related notes contained in Item 8 hereof.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on August 17, 1988, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), which are leased primarily to operators of national and regional fast-food and family style restaurant chains (the “Restaurant Chains”). The leases are generally triple-net leases, with the lessee generally responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $42,000 to $222,800. The majority of the leases provide that, commencing in specified lease years (generally the sixth lease year), the annual base rent required under the terms of the lease will increase. As of December 31, 2001, the Partnership directly owned 16 Properties and owned four Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2003 and 2002, the Partnership owned 12 Properties directly and four Properties indirectly through joint venture or tenancy in common arrangements.

Capital Resources

For the years ended December 31, 2003, 2002, and 2001, the Partnership generated cash from operating activities of $1,164,986, $1,120,252, and $1,426,026, respectively. The increase in cash from operating activities during 2003 as compared to 2002 and the decrease in 2002, as compared to the previous year, was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, and changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

The Partnership had a mortgage note receivable relating to a sale in 1995 of a Property in Myrtle Beach, South Carolina. In February 2001, the Partnership received a balloon payment of $999,083 which included the outstanding principal balance and $12,084 of accrued interest and, in connection therewith, recognized the remaining gain of $136,034 relating to this Property. During 2001, the Partnership distributed the amount collected as a special distribution to the Limited Partners.

During the year ended December 31, 1999, the Partnership collected $1,043,770 representing the outstanding balance of a promissory note issued in connection with the 1996 sale of a Property in St. Cloud, Florida. During 2000, the Partnership distributed $500,000 of the amount collected as a special distribution to the Limited Partners, and the majority of the remaining net sales proceeds were distributed in 2001.

In March 2001, the Partnership sold its Property in Daleville, Indiana to a third party and received net sales proceeds of $300,386 resulting in a gain of $35,096. The Partnership had previously recorded provisions for write-down of assets relating to this Property because the tenant terminated the lease with the Partnership. In connection with the sale, the Partnership incurred a deferred, real estate disposition fee of $9,750. Payment of the real estate disposition fee is subordinated to receipt by the Limited Partners of the cumulative 10% Preferred Return, plus their adjusted capital contributions. The Partnership distributed the majority of the net sales proceeds to the Limited Partners.

During 2001, the Partnership collected the outstanding balance of $4,401 relating to the promissory note that was issued in 1997 in connection with Properties in Connorsville and Richmond, Indiana.

During 2002, the Partnership sold its Properties in Huron, Ohio; West Lebanon, New Hampshire; and Bountiful, Utah and received net sales proceeds aggregating approximately $1,902,800. The Partnership recorded gains aggregating approximately $571,700 relating to the sale of these Properties. Since the Partnership had recorded provisions for write-down of assets in previous years relating to the Property in Huron, Ohio because the tenant terminated its lease in 2001, no gain or loss was recorded on the sale. In addition, in June 2002, the Partnership sold its Property in Lawrenceville, Georgia to the tenant and received net sales proceeds of $847,000, resulting in a gain on disposal of discontinued operations of approximately $193,500. In connection with these sales, the Partnership incurred deferred, real estate disposition fees of $83,430. Payment of the real estate disposition fee is subordinated to receipt by the Limited Partners of the cumulative 10% Preferred Return, plus their adjusted capital contributions. The Partnership used the majority of the net sales proceeds to pay special distributions to the Limited Partners, and used the remaining funds to pay Partnership liabilities.

In November 2003, the Partnership sold an excess parcel of land in Connorsville, Indiana and received net sales proceeds of approximately $97,000. Because the Partnership had previously recorded a provision for write-down of assets of approximately $72,700 for this Property, no gain or loss was recognized relating to the sale. In connection with the sale, the Partnership incurred a deferred, real estate disposition fee of $4,500. Payment of the real estate disposition fee is subordinated to receipt by the Limited Partners of the cumulative 10% Preferred Return, plus their adjusted capital contributions. The General Partners intend to use the proceeds received from the sale to pay Partnership liabilities, including distributions to the Limited Partners.

In October 2003, Chevy’s, Inc., the tenant of the Property in Vancouver, Washington which the Partnership owns as tenants-in-common with affiliates of the General Partners, filed for Chapter 11 bankruptcy protection. The Partnership owns a 27.78% interest in this Property. While the tenant has neither rejected nor affirmed the one lease it has with the Partnership, there can be no assurance that the lease will not be rejected in the future. The lost revenues that would result if the tenant rejects this lease will have an adverse effect on the equity in earnings of joint ventures of the Partnership if the tenancy in common is not able to re-lease the Property in a timely manner.

None of the Properties owned by the Partnership, or the joint ventures or tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Under its partnership agreement, the Partnership is prohibited from borrowing for any purpose; provided, however, that the General Partners or their affiliates are entitled to reimbursement, at cost, for actual expenses incurred by the General Partners or their affiliates on behalf of the Partnership. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $380,486 in cash and cash equivalents as compared to $458,161 at December 31, 2002. At December 31, 2003, these funds were held in non-interest bearing demand deposit accounts at a commercial bank. The funds remaining at December 31, 2003, will be used to pay distributions and other liabilities of the Partnership.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and generally leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate net cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners do not believe that working capital reserves are necessary at this time. In addition, because the leases of the Partnership’s Properties are generally on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs.

The Partnership generally distributes cash from operations remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based on current and anticipated future cash from operating activities, and for the years ended December 31, 2002 and 2001, a portion of the sales proceeds received from the sales of the Properties, and collection of amounts due under two promissory notes, the Partnership declared distributions to the Limited Partners of $1,195,945, $3,577,572, and $3,471,032 for the years ended December 31, 2003, 2002 and 2001, respectively. This represents distributions of $23.92, $71.55 and $69.42 per Unit for the years ended December 31, 2003, 2002, and 2001, respectively. Distributions during 2002 included a special distribution of $2,150,000 as a result of the distribution of sales proceeds from the sales of the Properties in West Lebanon, New Hampshire; Bountiful, Utah and Lawrenceville, Georgia. Distributions during 2001 included a special distribution of $1,750,000 as a result of the distribution of sales proceeds from the sale of the Property in Daleville, Indiana and the distribution of amounts collected from the promissory notes related to the 1995 and 1996 sales of the Properties in Myrtle Beach, South Carolina and St. Cloud, Florida, respectively. The special distributions in 2002 and 2001 were effectively a return of a portion of the Limited Partners’ investment; although, in accordance with the Partnership agreement, $979,322 and $1,336,152 were applied towards the 10% Preferred Return, on a cumulative basis, and the balance of $1,170,678 and $413,848 was treated as a return of capital for purposes of calculating the 10% Preferred Return. As a result of the return of capital, the amount of the Limited Partners’ invested capital contributions (which is generally the Limited Partners’ capital contributions, less distributions from the sale of Properties that are considered to be a return of capital) was decreased; therefore, the amount of the Limited Partners’ invested capital contributions on which the 10% Preferred Return is calculated was lowered accordingly. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002, and 2001.

As of December 31, 2003 and 2002, the Partnership owed $7,389 and $10,181, respectively, to affiliates for accounting and administrative services. As of March 12, 2004, the Partnership had reimbursed the affiliates for these amounts. In addition, during 2003 and 2002, the Partnership incurred $4,500 and $83,430, respectively, in real estate disposition fees due to an affiliate as a result of its services in connection with the sale of the parcel of land in 2003 and four Properties in 2002. As of December 31, 2003 and 2002, the Partnership owed $201,630 and $197,130 respectively, to affiliates for real estate disposition fees. The payment of such fees is deferred until the Limited Partners have received the sum of their 10% Preferred Return and their adjusted capital contributions. Other liabilities, including distributions payable, decreased to $327,685 at December 31, 2003, from $386,461 at December 31, 2002, primarily due to a decrease in distributions payable. Liabilities at December 31, 2003, to the extent they exceed cash and cash equivalents, will be paid from anticipated future cash from operating activities.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

The Partnership has no contractual obligations, contingent liabilities, or commitments as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of year ended December 31, 2003 to year ended December 31, 2002

Total rental revenues from continuing operations were $1,100,982 during the year ended December 31, 2003 as compared to $1,123,410 for the same period of 2002. The decrease in rental revenues from continuing operations during 2003 was primarily the result of a lease amendment related to the Property in Connorsville, Indiana. The General Partners do not believe that the amendment will have a material adverse effect on the results of operations of the Partnership. In addition, the decrease in rental revenues from continuing operations during 2003 was also partially attributable to the sale of the Property in Bountiful, Utah in 2002.

The Partnership also earned $69,523 in contingent rental income for the year ended December 31, 2003 as compared to $53,922 for the same period of 2002. The increase in contingent rental income during 2003 was due to an increase in gross sales of certain restaurant Properties, the leases of which require the payment of contingent rent.

For the year ended December 31, 2003, the Partnership earned $110,845 as compared to $112,538 during the same period of 2002 attributable to net income earned by unconsolidated joint ventures in which the Partnership is a co-venturer. Net income earned by joint ventures during 2003, as compared to the same period of 2002, remained constant as there was no change in the leased Property portfolio owned by the joint ventures and tenancies in common.

During the year ended December 31, 2003, three lessees of the Partnership and its consolidated joint venture, Slaymaker Group, Inc., RT Orlando Franchise, LP and IHOP Properties, Inc. each contributed more than 10% of the Partnership’s total rental revenues (including total rental revenues from the Partnership’s consolidated joint venture and the Partnership’s share of the total rental revenues from the Property owned by the unconsolidated joint venture and Properties owned with affiliates of the General Partners as tenants-in-common). As of December 31, 2003, Slaymaker Group, Inc., RT Orlando Franchise, LP and IHOP Properties Inc. were each the lessee under a lease relating to one Property. It is anticipated that, based on the minimum rental payments required by the leases, these three lessees will each continue to contribute more than 10% of the Partnership’s total rental revenues during 2004. In addition, four Restaurant Chains, Tony Romas, Ruby Tuesday, Golden Corral Buffet and Grill and IHOP each accounted for more than 10% of the Partnership’s total rental revenues during 2003 (including total rental revenue from the Partnership’s consolidated joint venture and the Partnership’s share of the total rental revenues from the Property owned by the unconsolidated joint venture and Properties owned with affiliates of the General Partners as tenants-in-common). It is anticipated that these four Restaurant Chains each will continue to account for more than 10% of the total rental revenues to which the Partnership is entitled under the terms of the leases. Any failure of these lessees or Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is not able to re-lease the Properties in a timely manner.

Operating expenses, including depreciation expense and provision for write-down of assets, were $416,699 for the year ended December 31, 2003 as compared to $400,805 for the same period of 2002. The increase in operating expenses during 2003 was the result of the Partnership recording a provision for write-down of assets of approximately $72,700 related to the parcel of land in Connorsville, Indiana. The increase during 2003 was partially offset by a decrease in costs incurred for administrative expenses for servicing the Partnership and its Properties. In addition, during the year ended December 31, 2002, the Partnership incurred expenses such as legal fees and repairs and maintenance related to the Property in West Lebanon, New Hampshire, which was sold during 2002.

As a result of the sales of the Properties in West Lebanon, New Hampshire and Bountiful, Utah, during 2002, the Partnership recognized gains of $571,759. Because these Properties were identified for sale prior to the January 2002 implementation of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the results of operations relating to these Properties were included as Income from Continuing Operations in the accompanying financial statements.

During 2002, the Partnership identified and sold its Property in Lawrenceville, Georgia. The Partnership recognized a gain of approximately $193,500 on the sale. The Partnership had recorded a provision for write-down of assets in a previous year relating to this Property. The provision represented the difference between the net carrying value of the Property and its estimated fair value. The tenant exercised its option to purchase the Property under the terms of the lease and the proceeds from the sale were distributed to the Limited Partners as a special distribution. During 2003, the Partnership identified for sale its Property in Livingston, Texas. The tenant experienced financial difficulties, vacated the Property in May 2003 and ceased making rental payments. As a result, the Partnership recorded a provision for write-down of assets of approximately $5,100. The provision represented the difference between the carrying value of the Property and its estimated fair value. These Properties are classified as discontinued operations in the accompanying financial statements. The Partnership recognized a net rental loss (rental revenues less Property related expenses and provision for write-down of assets) of $2,020 and net rental income of $34,717 during the years ended December 31, 2003 and 2002, respectively, relating to these Properties.

Comparison of year ended December 31, 2002 to year ended December 31, 2001

Total rental revenues from continuing operations were $1,123,410 during the year ended December 31, 2002 as compared to $1,216,512 for the same period of 2001. Rental revenues from continuing operations were lower in 2002 due to the sale of Properties, as described above. The Partnership used the majority of the net sales proceeds from the sale of these Properties to make distributions to the Limited Partners.

The Partnership also earned $53,922 in contingent rental income for the year ended December 31, 2002 as compared to $94,469 for the same period of 2001. The decrease in contingent rental income during 2002 was attributable to the sale of Properties, and to a decrease in gross sales of certain restaurant Properties, the leases of which require the payment of contingent rent.

During the year ended December 31, 2001, the Partnership recognized $52,676 in lease termination income from the former tenant of the Property in Huron, Ohio as consideration for the Partnership releasing the former tenant from its obligation under the terms of its lease.

During the year ended December 31, 2002, the Partnership also earned $8,870 as compared to $48,480 for the same period of 2001 in interest and other income. The decrease in interest and other income during 2002 was attributable to a decrease in the average cash balance due to the payment of a special distribution of $2,150,000 of net sales proceeds to the Limited Partners during 2002 and due to a decline in interest rates.

For the year ended December 31, 2002, the Partnership earned $112,538 as compared to $72,004 during the same period of 2001 attributable to net income earned by unconsolidated joint ventures in which the Partnership is a co-venturer. The increase in net income earned by unconsolidated joint ventures during 2002 was primarily attributable to the fact that the Partnership and CNL Income Fund II, Ltd., as tenants-in-common, re-leased the Property in Mesa, Arizona, to a new tenant in September 2001 with terms substantially the same as the Partnership’s other leases. The former tenant of the Property, in which the Partnership owns an approximate 42% interest with an affiliate of the General Partners, as tenants-in-common, had filed for bankruptcy in 1998 and in June 2000 had rejected the lease.

Operating expenses, including depreciation expense and provision for write-down of assets, were $400,805 for the year ended December 31, 2002 as compared to $630,156 for the same period of 2001. Operating expenses were higher in 2001 because the Partnership recorded a provision for write-down of assets for the Property in Huron, Ohio amounting to approximately $156,600. The provision represented the difference between the net carrying value of the Property and its estimated fair value.

In addition, operating expenses were higher during 2001 due to the fact that the Partnership incurred certain expenses, such as repairs and maintenance, insurance and real estate taxes, as a result of the tenant of the Property in West Lebanon, New Hampshire defaulting under the terms of its lease and due to the tenant of the Property in Huron, Ohio terminating its lease. In January 2002, the Partnership sold these Properties. The Partnership will not incur expenses relating to these Properties in the future.

The decrease in operating expenses during the year ended December 31 2002, as compared to the same period of 2001, was also partially due to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties and due to lower depreciation expense during 2002 as a result of the sale of four Properties, as described above.

As a result of the sales of three Properties during 2002, as described above, the Partnership recognized gains of $571,759. During the year ended December 31, 2001, the Partnership recognized approximately $136,000 in gains from Properties sold in 1995 and 1996, which were accounted for using the installment sales method. In addition, the Partnership sold the Property in Daleville, Indiana and recognized approximately $35,000 in gains during 2001.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are, in general, triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on the results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities.

Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of a previously unconsolidated joint venture, RTO Joint Venture, which was accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interest, and revenues and expenses, of the entity being reported on a gross basis in our financial statements; however, these restatements had no effect on partners’ capital or net income.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund V, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund V, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and effective January 1, 2001 the Partnership adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R “Consolidation of Variable Interest Entities.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 1 as to which the date is December 2, 2004

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$6,284,472	$6,448,631
Net investment in direct financing leases	1,923,686	1,972,685
Real estate held for sale	387,625	568,699
Investment in joint ventures	1,147,758	1,146,580
Cash and cash equivalents	380,486	458,161
Receivables, less allowance for doubtful accounts of $60,252 and $8,040, respectively	1,774	25,233
Due from related parties	745	—
Accrued rental income	471,990	440,135
Other assets	6,344	5,286

	$10,604,880	$11,065,410

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$6,459	$12,167
Real estate taxes payable	10,583	6,935
Distributions payable	281,571	351,233
Due to related parties	209,019	207,311
Rents paid in advance and deposits	29,072	16,126

Total liabilities	536,704	593,772
Minority interest	695,535	694,500
Partners’ capital	9,372,641	9,777,138

	$10,604,880	$11,065,410

See accompanying notes to financial statements.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$888,797	$906,380	$991,789
Earned income from direct financing leases	212,185	217,030	224,723
Contingent rental income	69,523	53,922	94,469
Lease termination income	—	—	52,676
Interest and other income	3,956	8,870	48,480

	1,174,461	1,186,202	1,412,137

Expenses:
General operating and administrative	169,259	191,089	202,792
Property related	5,984	35,736	66,596
State and other taxes	4,562	9,806	545
Depreciation	164,160	164,174	203,580
Provision for write-down of assets	72,734	—	156,643

	416,699	400,805	630,156

Income before gain on sale of assets, minority interest and equity in earnings of unconsolidated joint ventures	757,762	785,397	781,981
Gain on sale of assets	—	571,759	171,130
Minority interest	(75,139)	(75,456)	(75,837)
Equity in earnings of unconsolidated joint ventures	110,845	112,538	72,004

Income from continuing operations	793,468	1,394,238	949,278

Discontinued operations
Income (loss) from discontinued operations	(2,020)	34,717	(3,305)
Gain on disposal of discontinued operations	—	193,496	—

	(2,020)	228,213	(3,305)

Net income	$791,448	$1,622,451	$945,973

Income (loss) per limited partner unit:
Continuing operations	$15.87	$27.88	$18.99
Discontinued operations	(0.04)	4.57	(0.07)

	$15.83	$32.45	$18.92

Weighted average number of limited partner units outstanding	50,000	50,000	50,000

See accompanying notes to financial statements.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002, and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$343,200	$170,826	$25,000,000	$(27,981,567)	$19,589,859	$(2,865,000)	$14,257,318
Distributions to limited partners ($69.42 per limited partner unit)	—	—	(413,848)	(3,057,184)	—	—	(3,471,032)
Net income	—	—	—	—	945,973	—	945,973

Balance, December 31, 2001	343,200	170,826	24,586,152	(31,038,751)	20,535,832	(2,865,000)	11,732,259
Distributions to limited partners ($71.55 per limited partner unit)	—	—	(1,170,678)	(2,406,894)	—	—	(3,577,572)
Net income	—	—	—	—	1,622,451	—	1,622,451

Balance, December 31, 2002	343,200	170,826	23,415,474	(33,445,645)	22,158,283	(2,865,000)	9,777,138
Distributions to limited partners ($23.92 per limited partner unit)	—	—	—	(1,195,945)	—	—	(1,195,945)
Net income	—	—	—	—	791,448	—	791,448

Balance, December 31, 2003	$343,200	$170,826	$23,415,474	$(34,641,590)	$22,949,731	$(2,865,000)	$9,372,641

See accompanying notes to financial statements.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash Flows from Operating Activities:
Net income	$791,448	$1,622,451	$945,973

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	171,312	181,293	229,845
Amortization of net investment in direct financing leases	48,999	44,153	38,635
Minority interest	75,139	75,456	75,837
Equity in earnings (loss) of unconsolidated joint ventures, net of distributions	(1,177)	4,602	10,193
Gain on sale of assets	—	(765,255)	(171,130)
Provisions for write-down of assets	77,861	—	291,369
Decrease in accrued interest on mortgage note receivable	—	—	16,866
Decrease in receivables	22,714	22,961	102,431
Increase in other assets	(1,058)	(925)	(1,518)
Increase in accrued rental income	(32,846)	(80,056)	(90,994)
Decrease in accounts payable and accrued expenses and escrowed real estate taxes payable	(2,060)	(1,267)	(24,870)
Increase in due to related parties	1,708	5,296	16,288
Increase (decrease) in rents paid in advance and deposits	12,946	11,543	(12,899)

Total adjustments	373,538	(502,199)	480,053

Net cash provided by operating activities	1,164,986	1,120,252	1,426,026
Cash Flows from Investing Activities:
Proceeds from sale of real estate properties	97,050	2,749,808	300,386
Collections on mortgage notes receivable	—	—	987,881

Net cash provided by investing activities	97,050	2,749,808	1,288,267

Cash Flows from Financing Activities:
Distributions to limited partners	(1,265,607)	(3,656,597)	(3,478,274)
Distributions to holders of minority interest	(74,104)	(69,229)	(74,807)

Net cash used in financing activities	(1,339,711)	(3,725,826)	(3,553,081)

Net increase (decrease) in cash and cash equivalents	(77,675)	144,234	(838,788)
Cash and cash equivalents at beginning of year	458,161	313,927	1,152,715

Cash and cash equivalents at end of year	$380,486	$458,161	$313,927

See accompanying notes to financial statements.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS - CONTINUED

	Year Ended December 31,
	2003	2002	2001
Supplemental Schedule of Non-Cash Investing and Financing Activities:
Deferred real estate disposition fees incurred and unpaid at end of year	$4,500	$83,430	$9,750

Distributions declared and unpaid at December 31	$281,571	$351,233	$430,258

See accompanying notes to financial statements.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies

Organization and Nature of Business - CNL Income Fund V, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food and family-style restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting - The Partnership records the acquisitions of real estate properties at cost, including acquisition and closing costs. Real estate properties are leased to unrelated third parties generally on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 2003, 2002 and 2001 tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $147,800, $165,200 and $166,800, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The Partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or the direct financing methods.

Operating method - Property leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method - Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Partnership’s net investment in the leases. For the leases classified as direct financing leases, the building portions of the property leases are accounted for as direct financing leases while the land portion of some of the leases are operating leases.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

Substantially all leases are for 15 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to four successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to their estimated fair value.

When the collection of amounts recorded as rental or other income are considered to be doubtful, a provision is made to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures - The Partnership accounts for its 53.12% interest in RTO Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner’s proportionate share of the equity in the Partnership’s consolidated joint venture. All significant intercompany accounts and transactions have been eliminated.

The Partnership’s investments in Cocoa Joint Venture and the properties in Mesa, Arizona and Vancouver, Washington, each held as tenants-in-common with affiliates, are accounted for using the equity method.

Cash and Cash Equivalents - The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Income Taxes - Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and properties. Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

Rents Paid in Advance - Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

Use of Estimates - The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

Reclassification - Certain items in the prior years’ financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on partners capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 - Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 - In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of a previously unconsolidated joint venture, which was accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership has restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interest, and revenues and expenses, of the entity being reported on a gross basis in the Partnership’s financial statements; however, these restatements had no effect on partners’ capital or net income.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

2.	Real Estate Properties with Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$3,560,635	$3,560,634
Buildings	4,621,626	4,621,626

	8,182,261	8,182,260
Less accumulated depreciation	(1,897,789)	(1,733,629)

	$6,284,472	$6,448,631

During 2002, the Partnership sold its properties in Huron, Ohio; West Lebanon, New Hampshire; and Bountiful, Utah and received net sales proceeds aggregating approximately $1,902,800. The Partnership recorded gains aggregating approximately $571,700 relating to the sale of the properties in West Lebanon, New Hampshire and Bountiful, Utah. Due to the fact that the Partnership had recorded provisions for write-down of assets in previous years, no gain or loss was recorded in 2002 relating to the property in Huron, Ohio. As of December 31, 2001, these properties had been identified for sale. In connection with these sales, the Partnership incurred deferred, subordinated, real estate disposition fees of $57,930.

During 2003, the Partnership identified and sold excess land in Connorsville, Indiana which was not needed for the operation of its restaurant. Due to the fact that the Partnership had recorded a provision for write-down of assets of approximately $72,700, no gain or loss was recorded. In connection with this sale, the Partnership incurred a deferred, subordinated, real estate disposition fee of $4,500.

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	$880,891
2005	750,796
2006	750,796
2007	755,249
2008	797,013
Thereafter	4,458,466

	$8,393,211	(1)

(1)	Excludes one property which was classified as real estate held for sale.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$3,241,289	$3,502,472
Estimated residual values	695,715	695,715
Less unearned income	(2,013,318)	(2,225,502)

Net investment in direct financing leases	$1,923,686	$1,972,685

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2003:

2004	$261,184
2005	261,184
2006	261,184
2007	261,184
2008	261,184
Thereafter	1,935,969

$3,241,889

4.	Investment in Joint Ventures

As of December 31, 2003, the Partnership had a 43% interest in the profits and losses of Cocoa Joint Venture. The remaining interest in this joint venture is held by an affiliate of the Partnership which has the same general partners.

In addition, the Partnership owns a property in each of Mesa, Arizona and Vancouver, Washington, as tenants-in-common with affiliates of the general partners. As of December 31, 2003, the Partnership owned a 42.09% and a 27.78% interest in the properties, respectively.

Cocoa Joint Venture and the Partnership and affiliates as tenants-in-common in two separate tenancy in common arrangements each own one property.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures - Continued

The following presents the combined condensed financial information for all of the Partnership’s investments in joint ventures at December 31:

	2003	2002
Real estate properties with operating leases, net	$2,713,903	$2,766,644
Net investment in direct financing lease	550,653	558,170
Cash	49,424	7,992
Receivables	1,232	1,994
Accrued rental income	157,778	138,872
Other assets	—	73
Liabilities	6,129	5,715
Partners’ capital	3,466,861	3,468,030

	Years Ended December 31,
	2003	2002	2001
Revenues	$389,775	$397,036	$322,167
Expenses	(61,997)	(63,348)	(84,745)

Net Income	$327,778	$333,688	$237,422

The Partnership recognized income totaling $110,845, $112,538 and $72,004, for the years ended December 31, 2003, 2002, and 2001, respectively, from the joint venture and tenancies in common.

5.	Discontinued Operations

In June 2002, the Partnership sold its property in Lawrenceville, Georgia to the tenant and received net sales proceeds of $847,000, resulting in a gain on disposal of discontinued operations of approximately $193,500. During 2001, the Partnership recorded a provision for write-down of assets of $134,726. The provision represented the difference between the carrying value of the property and its estimated fair value. In connection with the sale, the Partnership incurred a deferred, subordinated, real estate disposition fee of $25,500.

As of December 31, 2003, the Partnership was marketing its property in Livingston, Texas for sale. During 2003, the Partnership recorded a provision for write-down of assets of approximately $5,100. The provision represented the difference between the carrying value of the property and its estimated fair value.

The financial results for these properties are reflected as discontinued operations in the accompanying financial statements.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Discontinued Operations - Continued

The operating results of discontinued operations are as follows:

	2003	2002	2001
Rental revenues	$24,378	$67,021	$141,884
Interest and other income	1,524	3,811	16,961
Expenses	(22,795)	(36,115)	(27,424)
Provision for write-down of assets	(5,127)	—	(134,726)

Income (loss) from discontinued operations	$(2,020)	$34,717	$(3,305)

6.	Allocations and Distributions

From inception through December 31, 1999, all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99% to the limited partners and one percent to the general partners. From inception through December 31, 1999, distributions of net cash flow were made 99% to the limited partners and one percent to the general partners. However, the one percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners of an aggregate, ten percent, cumulative, noncompounded annual return on their adjusted capital contributions (the “10% Preferred Return”).

From inception through December 31, 1999, net sales proceeds from the sale of properties not in liquidation of the Partnership, to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their 10% Preferred Return, plus the return of their adjusted capital contributions. The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95% to the limited partners and five percent to the general partners. Any gain from the sale of a property not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property was, in general, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts, and thereafter, 95% to the limited partners and five percent to the general partners.

Generally, net sales proceeds from a liquidating sale of properties will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to distribute to the partners with positive capital accounts balances, in proportion to such balances, up to an amount sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and five percent to the general partners.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Allocations and Distributions - Continued

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partners in succeeding years. Accordingly, the general partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

During the years ended December 31, 2003, 2002, and 2001, the Partnership declared distributions to the limited partners of $1,195,945, $3,577,572, and $3,471,032, respectively. Distributions during 2002 included a special distribution of $2,150,000 as a result of the distribution of sales proceeds from the sales of the Properties in Huron, Ohio; West Lebanon, New Hampshire; Bountiful, Utah and Lawrenceville, Georgia. Distributions for the year ended December 31, 2001 included $1,750,000 in a special distribution as a result of the distribution of the net sales proceeds from the sale of the property in Daleville, Indiana and the distribution of the amounts collected from the promissory notes relating to the 1995 sale of the property in Myrtle Beach, South Carolina and the 1996 sale of the property in St. Cloud, Florida. The special distributions in 2002 and 2001 were effectively a return of a portion of the Limited Partners’ investment; although, in accordance with the Partnership agreement, $979,322 and $1,336,152, respectively, were applied towards the 10% Preferred Return, on a cumulative basis, and the balance of $1,170,678 and $413,848, respectively, was treated as a return of capital for purposes of calculating the 10% Preferred Return.

As a result of the return of capital, the amount of Limited Partners’ invested capital contributions (which is generally the Limited Partners’ capital contributions, less distributions from the sale of Properties that are considered to be a return of capital) was decreased; therefore the amount of the Limited Partners’ invested capital contributions on which the 10% Preferred Return is calculated was lowered accordingly. No distributions have been made to the general partners to date.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$791,448	$1,622,451	$945,973
Effect of timing differences relating to depreciation	(34,474)	(31,785)	(33,905)
Effect of timing differences relating to gains on real estate property sales	(72,734)	(423,194)	(158,699)
Provision for write-down of assets	77,861	—	291,369
Direct financing leases recorded as operating leases for tax reporting purposes	48,999	44,154	41,322
Effect of timing differences relating to equity in earnings of unconsolidated joint ventures	(5,507)	(14,718)	(7,188)
Effect of timing difference relating to allowance for doubtful accounts	52,212	(27,277)	(99,481)
Accrued rental income	(31,270)	(78,478)	(89,416)
Rents paid in advance	19,103	8,530	(11,322)
Effect of timing differences relating to real estate taxes	(7,012)	—	—
Effect of timing differences relating to minority interest	7,800	13,151	19,539
Other	(190)	—	(2,686)

Net income for federal income tax purposes	$846,236	$1,112,834	$895,506

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly known as CNL American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

The Advisor provides services pursuant to a management agreement with the Partnership. In connection therewith, the Partnership agreed to pay the Advisor an annual, noncumulative, subordinated management fee of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures, but not in excess of competitive fees for comparable services in the same geographic area. These fees are incurred and payable only after the limited partners receive their 10% Preferred Return. Due to the fact that these fees are noncumulative, if the limited partners do not receive their 10% Preferred Return in any particular year, no management fees will be due or payable for such year. As a result of such threshold, no management fees were incurred during the years ended December 2003, 2002 and 2001.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to the receipt by the limited partners of their aggregate 10% Preferred Return, plus their adjusted capital contributions. During the years ended December 31, 2003, 2002, and 2001, the Partnership incurred deferred, subordinated real estate disposition fees of $4,500, $83,430 and $9,750, respectively, as the result of the sales of properties during 2003, 2002 and 2001.

During the years ended December 31, 2003, 2002, and 2001, the Advisor and its affiliates provided accounting and administrative services to the Partnership. The Partnership incurred $93,273, $127,577 and $141,909 for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

The due to related parties consisted of the following at December 31:

	2003	2002
Due to the Advisor and its affiliates:
Accounting and administrative services	$7,389	$10,181
Deferred, subordinated real estate disposition fee	201,630	197,130

	$209,019	$207,311

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions - Continued

The deferred, subordinated real estate disposition fees will not be paid until after the limited partners have received their cumulative 10% Preferred Return, plus their adjusted capital contributions.

9.	Concentration of Credit Risk

The following schedule presents total rental revenues from individual lessees, or affiliated groups of lessees, each representing more than 10% of the Partnership’s total rental revenues and mortgage interest income (including total rental revenues from the Partnership’s consolidated joint venture and the Partnership’s share of total rental revenues from the unconsolidated joint venture and the properties held as tenants-in-common with affiliates of the general partners) for each of the years ended December 31:

	2003	2002	2001
Slaymaker Group, Inc.	$177,992	$179,796	$181,387
RT Orlando Franchise, LP	160,655	162,049	163,301
IHOP Properties, Inc.	139,454	139,482	N/A
Golden Corral Corporation	N/A	N/A	163,831

In addition, the following schedule presents total rental revenues from individual restaurant chains, each representing more than 10% of the Partnership’s total rental revenues and mortgage interest income (including total rental revenues from the Partnership’s consolidated joint venture and the Partnership’s share of total rental revenues from the unconsolidated joint venture and the properties held as tenants-in-common with affiliates of the general partners) for each of the years ended December 31:

	2003	2002	2001
Tony Romas	$177,992	$179,796	$181,387
Ruby Tuesday	160,655	162,049	163,301
Golden Corral Buffet and Grill	156,529	189,172	192,721
IHOP	139,454	139,482	N/A
Taco Bell	N/A	N/A	186,453

The information denoted by N/A indicates that for each period presented, the tenant or restaurant chain did not represent more that 10% of the Partnership’s total rental revenues and mortgage interest income.

Although the Partnership’s properties have some geographic diversity in the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any lessee or restaurant chain contributing more than 10% of the Partnership’s revenues will significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002:

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$302,494	$287,140	$283,750	$301,077	$1,174,461
Equity in earnings of unconsolidated joint ventures	27,962	28,422	27,916	26,545	110,845
Income from continuing operations	211,068	217,334	132,015	233,051	793,468
Discontinued Operations (1):
Revenues	23,044	—	693	2,165	25,902
Income (loss) from discontinued operations	19,052	(17,731)	(6,491)	3,150	(2,020)
Net Income	230,120	199,603	125,524	236,201	791,448
Income (Loss) per limited partner unit:
Continuing operations	$4.22	$4.35	$2.64	$4.66	$15.87
Discontinued operations	0.38	(0.36)	(0.13)	0.07	(0.04)

	$4.60	$3.99	$2.51	$4.73	$15.83

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data - Continued:

2002 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$299,365	$298,359	$295,322	$293,156	$1,186,202
Equity in earnings of unconsolidated joint ventures	29,312	25,133	29,497	28,596	112,538
Income from continuing operations	769,409	193,369	219,122	212,338	1,394,238
Discontinued Operations (1):
Revenues	14,965	15,591	32,349	7,927	70,832
Income from and gain on disposal of discontinued operations	6,275	201,808	19,563	567	228,213
Net Income	775,684	395,177	238,685	212,905	1,622,451
Income per limited partner unit:
Continuing operations	$15.39	$3.86	$4.38	$4.25	$27.88
Discontinued operations	0.12	4.04	0.39	0.02	4.57

	$15.51	$7.90	$4.77	$4.27	$32.45

(1)	Certain items in the quarterly financial data have been reclassified to conform to 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002 or were classified as held for sale as of December 31, 2003 are reported as discontinued operations for all periods presented.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

2.	Financial Statement Schedules

Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

Notes to Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

		Initial Cost		Costs Capitalized Subsequent To Acquisition		Net Cost Basis at Which Carried at Close of Period (c)										Life on Which Depreciation in Latest Income Statement is Computed
	Encum- brances	Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land		Buildings and Improvements		Total		Accumulated Depreciation		Date of Con- struction	Date Acquired
Properties the Partnership has Invested in Under Operating Leases:
Arby’s Restaurants:
Connorsville, Indiana (i)	—	$109,881	—	$591,137	—	$109,881		$591,137		$701,018		$259,389		1989	03/89	(b)
South Haven, Michigan	—	120,847	599,339	120,363	—	120,847		719,702		840,549		272,542		1989	03/89	(h)
Captain D’s Restaurant:
Belleville, Illinois	—	186,050	383,781	—	—	186,050		383,781		569,831		189,225		1988	03/89	(b)
Denny’s Restaurant:
New Castle, Indiana	—	117,394	471,340	—	—	117,394		471,340		588,734		187,845		1989	02/89	(g)
Golden Corral Buffet and Grill:
Victoria, Texas	—	504,787	742,216	—	—	504,787		742,216		1,247,003		347,222		1989	12/89	(b)
IHOP Restaurant:
Houston, Texas	—	513,384	671,713	—	—	513,384		671,713		1,185,097		136,521		1997	11/97	(b)
Pizza Hut Restaurant:
Mexia, Texas	—	237,944	200,501	—	—	237,944		200,501		438,445		98,580		1985	03/89	(b)
Ruby Tuesday Restaurant:
Orlando, Florida	—	623,496	—	—	—	623,496		(f	)	623,496		(d	)	1998	05/98	(d)
Taco Bell Restaurants:
Centralia, Washington	—	215,302	—	378,836	—	215,302		378,836		594,138		177,839		1989	08/89	(b)
Tony Romas Restaurant:
Sandy, Utah	—	595,330	—	—	—	595,330		(f	)	595,330		(d	)	1997	12/97	(d)
Wendy’s Old Fashioned Hamburger Restaurants:
Tampa, Florida	—	336,220	462,400	—	—	336,220		462,400		798,620		228,626		1987	02/89	(b)

		$3,560,635	$3,531,290	$1,090,336	—	$3,560,635		$4,621,626		$8,182,261		$1,897,789

Properties the Partnership has Invested in Under Direct Financing Leases:
Captain D’s Restaurant:
Zanesville, Ohio	—	$99,651	$390,518	—	—	(f	)	(f	)	(f	)	(e	)	1988	03/89	(e)
Ruby Tuesday Restaurant:
Orlando, Florida	—	—	$820,202	—	—	—		(f	)	(f	)	(d	)	1998	05/98	(d)
Tony Romas Restaurant:
Sandy, Utah	—	—	911,072	—	—	—		(f	)	(f	)	(d	)	1997	12/97	(d)

		$99,651	$2,121,792	—	—

(a)	Transactions in real estate and accumulated depreciation are summarized below. The balances in 2003, 2002, and 2001 have been adjusted to reflect the reclassification of properties accounted for as discontinued operations.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III – REAL ESTATE AND ACCUMULATED

DEPRECIATION - CONTINUED

December 31, 2003

	Cost	Accumulated Depreciation
Properties the Partnership has Invested in Under Operating Leases:
Balance, December 31, 2000	$10,071,713	$1,813,237
Acquisition	371,418	—
Disposition	(295,909)	(40,370)
Provision for write-down of assets	(156,645)	—
Depreciation expense	—	203,580

Balance, December 31, 2001	9,990,577	1,976,447
Dispositions	(1,638,532)	(406,993)
Depreciation expense	—	164,175

Balance, December 31, 2002	8,352,045	1,733,629
Dispositions (i)	(169,784)	—
Depreciation expense	—	164,160

Balance, December 31, 2003	$8,182,261	$1,897,789

(b)	Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(c)	As of December 31, 2003, the aggregate cost of the Partnership’s wholly owned Properties and the Property owned by the consolidated joint venture was $10,675,075 for federal income tax purposes. All of the leases are treated as operating leases for federal income tax purposes.

(d)	The portion of the lease relating to the building has been recorded as a direct financing lease. The cost of the building has been included in the net investment in direct financing leases; therefore, depreciation is not applicable.

(e)	The lease for the land and building has been recorded as a direct financing lease. The cost of the land and building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(f)	Certain components of the lease relating to the land and building have been recorded as a direct financing lease. Accordingly, costs related to these components of this lease are not shown.

(g)	Effective January 1994, the lease for this Property was amended, resulting in the reclassification of the building portion of the lease as an operating lease. The building was recorded at net book value as of January 1, 1994, and will be depreciated over its remaining estimated life of approximately 25 years.

CNL INCOME FUND V, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III – REAL ESTATE AND ACCUMULATED

DEPRECIATION - CONTINUED

December 31, 2003

(h)	Effective February 1994, the lease for this Property was terminated, resulting in the lease’s reclassification as an operating lease. The building was recorded at net book value as of February 1994 and will be depreciated over its remaining estimated life of approximately 25 years.

(i)	During the year ended December 31, 2003, the Partnership sold an excess parcel of land relating to this Property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND V, LTD.

By:	CNL REALTY CORPORATION General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer